UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St, 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2013, the Board of Directors of MSCI Inc. (“MSCI” or the “Company”) appointed Robert G. Ashe, 54, as a member of the Company’s Board of Directors and Audit Committee, effective December 2, 2013. The Board of Directors determined that Mr. Ashe is independent under the Company’s Corporate Governance Policies and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission standards of independence for directors and audit committee members and that he satisfies the NYSE financial literacy requirements. In connection with Mr. Ashe’s election, the Board of Directors increased its size to nine.

Mr. Ashe retired from IBM Corporation (“IBM”), where he most recently served as General Manager of Business Analytics from 2010 to 2012 and before that as General Manager of Business Intelligence and Performance Management since 2008, following IBM’s acquisition of Cognos ULC (“Cognos”), a Canadian provider of business intelligence and performance management products. Mr. Ashe worked for Cognos from 1984 to 2008 holding various executive positions, including most recently President and Chief Executive Officer from 2004 to 2008, President and Chief Operating Officer from 2002 to 2004 and Chief Corporate Officer from 2001 to 2002. He also held various positions as a Senior Vice President in Worldwide Field Operations, Products and Application Development Tools from 1996 to 2001. Prior to that, he held various Vice President roles within Product Development and Corporate Finance. Mr. Ashe holds a Bachelor of Commerce degree from the University of Ottawa. Mr. Ashe is also a Chartered Accountant in Canada. In addition to the MSCI Board, Mr. Ashe also currently serves as a director of Halogen Software Inc. (since February 2013) and ServiceSource International, Inc. (since March 2013).

Mr. Ashe is entitled to receive an annual retainer (payable in cash or stock at his election) of $75,000 and $10,000 for appointment to the Board of Directors and Audit Committee, respectively, and an annual equity award payable in restricted stock units (“RSUs”) under the MSCI Inc. Independent Directors’ Equity Compensation Plan having an aggregate fair market value of $90,000 based on the closing price of MSCI’s common stock as reported by the NYSE on the date of grant. The annual retainers and RSU awards are prorated from the date of appointment. The RSUs are scheduled to vest on May 1, 2014.

There are no arrangements or understandings between Mr. Ashe and any other persons under which Mr. Ashe was named as a director of the Company. There is no family relationship between Mr. Ashe and any of our other executive officers and directors. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Ashe and MSCI or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of MSCI Inc. dated December 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President
and Chairman

Date: December 2, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of MSCI Inc. dated December 2, 2013